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                                                                   EXHIBIT 99.1

CORPORATE HEADQUARTERS                            NEWS RELEASE CONTACT:
1525 Perimeter Parkway, Suite 210                 James E. Deason
Huntsville, Alabama 35806                         Executive Vice President,
256 353 1310 / fax 256 890 0470                   Chief Financial Officer
                                                  (256) 890-0460
                                                  (http://www.wlv.com)



                WOLVERINE TUBE REPORTS RECORD EARNINGS PER SHARE
             AND 16% INCREASE IN NET INCOME FOR SECOND QUARTER 1998

Huntsville, Alabama (July 22, 1998) - Wolverine Tube, Inc. (NYSE:WLV) today reported record net income and earnings per share for the second quarter ended July 4, 1998. Net income for the second quarter of 1998 was $11.7 million, or $0.81 per diluted share, a 16% increase over the net income, before one-time charges of $10.1 million, or $0.70 per diluted share, in the second quarter of 1997. Second quarter earnings are in line with analysts' consensus estimates.

Total pounds of product shipped increased 9.8 % to 96.5 million pounds in the second quarter of 1998, compared with 87.9 million pounds in the second quarter of 1997. Net sales for the second quarter of 1998 were $169.6 million compared with $178.1 million in the second quarter a year ago. This is the result of a significant drop in the average price of copper of $0.78 per pound in the second quarter of 1998 compared with $1.14 per pound in the second quarter of 1997. The Company's cost of copper is a "pass through" to a majority of customers. As a result, while total pounds shipped increased, the drop in copper prices resulted in a decline in sales.

For the six months ended July 4, 1998, net income was $22.2 million or $1.55 per diluted share, a 17% increase compared with $18.9 million, or $1.32 per diluted share before one-time charges, for the six months ended June 28, 1997. Total pounds of product shipped increased 11.3 % to 192.1 million pounds in the first six months of 1998 compared with 172.6 million pounds in the first six months of 1997. Net sales for the first six months of 1998 were $339.9 million compared with $351.7 million in the first six months of 1997. This decrease is primarily the result of a significant drop in the average price of copper of $0.78 per pound in first six months of 1998 compared with $1.13 per pound in the first six months of 1997.

Commenting on the results, Dennis Horowitz, president and chief executive officer, stated, "The second quarter of 1998 has been the most profitable quarter in the Company's history, and we are very pleased with these record results. During the second quarter, the demand for industrial tube, used primarily in unitary air conditioners, continued to improve as the cooling season arrived, and the demand for our technical tube used in commercial air conditioning applications remained ahead of the same period in the prior year. In addition, we are pleased to report that our manufacturing costs, exclusive of direct materials costs, decreased two percentage points from the same period in the prior year as the Company continued its focus on operating efficiencies and cost controls."



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Wolverine Tube, Inc. is a leading North American manufacturer and distributor of copper and copper alloy tube. The Company believes that it offers the broadest product line of any North American tube manufacturer and focuses on custom-engineered, high value-added copper and copper alloy tubular products which enhance performance and energy efficiency in many applications. The Company also manufactures and distributes copper and copper alloy rod, bar and strip products.



         This release contains forward-looking statements regarding the anticipated financial and operating results of the Company. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.















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                              WOLVERINE TUBE, INC.
                         Unaudited Financial Highlights
                       (In thousands, except share data)




                                                                             Three-Month                        Six-Month
                                                                             -----------                        ---------
                                                                            Periods Ended                      Periods Ended
                                                                            -------------                      -------------
                                                                      July 4,          June 28,          July 4,         June 28,
                                                                       1998              1997             1998             1997
                                                                       ----              ----             ----             ----
Net Sales                                                           $ 169,640         $ 178,082         $ 339,939       $ 351,658
                                                                    =========         =========         =========       =========

Net income before one-time charges                                  $  11,668         $  10,060         $  22,243       $  18,897
One-time charges*                                                       --                7,735             --              7,735
                                                                    ---------         ---------         ---------       ----------
Net income                                                          $  11,668         $   2,325         $  22,243       $  11,162
                                                                    =========         =========         =========       =========
Basic earnings per share:
       Income before one-time charges                               $    0.82         $    0.71         $    1.57       $    1.34
       One-time charges*                                                   --             (0.55)               --           (0.55)
                                                                    ---------         ---------         ---------       ---------
       Net income**                                                 $    0.82         $    0.16         $    1.57       $    0.79
                                                                    =========         =========         =========       =========
Basic weighted average
       common equivalent shares                                        14,112            14,016            14,099          14,000
                                                                    =========         =========         =========       =========
Diluted earnings per share:
       Income before one-time charges                               $    0.81         $    0.70         $    1.55       $    1.32
       One-time charges*                                                   --             (0.54)               --           (0.54)
                                                                    ---------         ---------         ---------       ---------
       Net income**                                                 $    0.81         $    0.16         $    1.55       $    0.78
                                                                    =========         =========         =========       =========
Diluted weighted average
       common equivalent shares                                        14,317            14,200            14,295          14,220
                                                                    =========         =========         =========       =========


* One-time charges relating to the Company's early retirement program, severance, professional fees, closing ST Poland operations and debt refinancing.

**       After preferred stock dividends.




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